As filed with the Securities and Exchange Commission on May 11, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AXIS CAPITAL HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	98-0395986
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

92 Pitts Bay Road

Pembroke HM 08

Bermuda

(Address, including zip code, of principal executive offices)

AXIS Capital Holdings Limited Amended and Restated 2017 Long-Term Equity Compensation Plan

(Full title of the plan)

CT Corporation System

111 Eighth Avenue, 13th Floor

New York, New York 10011

Telephone: (212) 894-8940

(Name, address and telephone number, including area code, of agent for service of process)

Copies of all communications to:

Conrad D. Brooks, Esq. General Counsel AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke HM 08 Bermuda Telephone: (441) 496-2600	Lesley Peng, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954 Telephone: (212) 455-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common shares, par value $0.0125 per share	1,600,000 shares	$57.15	$91,440,000	$9,976.10

(1)

Covers common shares, par value $0.0125 per share, of AXIS Capital Holdings Limited (“Common Shares”) under the AXIS Capital Holdings Limited Amended and Restated 2017 Long-Term Equity Compensation Plan (the “Amended and Restated Plan”), which was amended and restated on May 7, 2021. For additional information, see explanatory note below. In addition to the Common Shares set forth in the table above, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional Common Shares that may become issuable under the Amended and Restated Plan in the event of share dividends, share splits, reverse share splits or similar transactions.

(2)

Calculated pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act based on a price of $57.15 per Common Share, which is the average of the high and low price per Common Share as reported by The New York Stock Exchange on May 5, 2021.

EXPLANATORY NOTE

On May 7, 2021, at the annual general meeting of shareholders of AXIS Capital Holdings Limited (the “Company”), the Company’s shareholders approved the AXIS Capital Holdings Limited Amended and Restated 2017 Long-Term Equity Compensation Plan (the “Amended and Restated Plan” and, prior to such amendment and restatement, the “Plan”). Among other things, the Amended and Restated Plan provides that the number of Common Shares which may be granted under the Amended and Restated Plan shall be increased by 1,600,000 in addition to the 3,400,000 Common Shares which were previously authorized for issuance under the Plan.

This Registration Statement on Form S-8 (the “Registration Statement”) relates to the additional 1,600,000 Common Shares authorized for issuance under the Amended and Restated Plan.

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 with respect to the Plan, filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 8, 2017 (File No. 333-217786), are hereby incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(i)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the Commission on February 26, 2021; and

(ii)	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021;

(iii)	the Company’s Current Reports on Form 8-K filed with the Commission on February 25, 2021, April 6, 2021 and May 11, 2021.

(iv)

the description of the Common Stock contained in Exhibit 4.14 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the Commission on February 26, 2021, and any amendment or report filed for the purpose of updating such description.

All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement (except for any portions of the Company’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission) and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following exhibits are filed or incorporated by reference as part of this Registration Statement:

Exhibit Number	Description of Document

4.1	Certificate of Incorporation and Memorandum of Association of AXIS Capital Holdings Limited (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (Amendment No. 1) (File No. 333-103620) filed with the Commission on April 16, 2003).

4.2	Amended and Restated Bye-laws of AXIS Capital Holdings Limited (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8 (File No. 333-159275) filed with the Commission on May 15, 2009).

4.3	Specimen Common Share Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Amendment No. 3) (File No. 333-103620), filed with the Commission on June 10, 2003).

4.4	AXIS Capital Holdings Limited Amended and Restated 2017 Long-Term Equity Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 11, 2021).

5.1*	Opinion of Conyers Dill & Pearman Limited.

23.1*	Consent of Deloitte Ltd.

23.2*	Consent of Conyers Dill & Pearman Limited (included as part of Exhibit 5.1).

24.1*	Power of Attorney (included on the signature pages to this Registration Statement).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pembroke, Bermuda on May 11, 2021.

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Albert A. Benchimol
	Name:	Albert A. Benchimol
	Title:	President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each of the registrant and each director or officer of the registrant whose individual signature appears below hereby appoints Albert A. Benchimol, Conrad D. Brooks and G. Christina Gray-Trefry and each of them, any of whom may act without the joinder of the others, as the true and lawful attorney-in-fact and agent of the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and, in connection with any registration of additional securities, to sign any abbreviated registration statement and any and all amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney has been signed by the following persons in the capacities indicated below on May 11, 2021.

Signature	Title

/s/ Albert A. Benchimol Albert A. Benchimol	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Peter Vogt Peter Vogt	Chief Financial Officer (Principal Financial Officer)

/s/ Kent Ziegler Kent Ziegler	Global Corporate Controller (Principal Accounting Officer)

/s/ W. Marston Becker W. Marston Becker	Director

/s/ Charles A. Davis Charles A. Davis	Director

/s/ Anne Melissa Dowling Anne Melissa Dowling	Director

/s/ Elanor R. Hardwick Elanor R. Hardwick	Director

/s/ Michael Millegan Michael Millegan	Director

/s/ Thomas C. Ramey Thomas C. Ramey	Director

/s/ Henry B. Smith Henry B. Smith	Director

/s/ Axel Theis Axel Theis	Director

/s/ Barbara A. Yastine Barbara A. Yastine	Director

/s/ Lizabeth H. Zlatkus Lizabeth H. Zlatkus	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of AXIS Capital Holdings Limited in the State of Georgia on this 11th day of May 2021.

By:	/s/ Conrad D. Brooks
	Name:	Conrad D. Brooks
	Title:	General Counsel